Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release
For information contact: Sherry Magee Senior Vice President, Communications CNL Financial Group 407-650-1223

Corporate Capital Trust Appoints NEW Board member

-- New director brings extensive additional financial and investment experience to the board --

(ORLANDO, Fla.) April 18, 2017 – Corporate Capital Trust, Inc., a business development company that provides individuals the opportunity to invest primarily in the debt of privately owned American companies, today announced the appointment of Laurie Simon Hodrick, a finance academic, practitioner and consultant, to serve as an independent director on its board of directors.

Ms. Hodrick brings almost 30 years of experience and expertise in valuation, asset management, mergers and acquisitions, capital markets and liquidity and risk management to her position on the board. She previously served as an independent director/trustee on the boards of a cluster of mutual funds of Merrill Lynch Investment Managers, where she served as a financial expert for the audit committees.

She is currently the A. Barton Hepburn Professor of Economics in the Faculty of Business at Columbia Business School and Visiting Professor of Law at Stanford University. She previously served as managing director and global head of alternative investment strategies at Deutsche Bank.

“Laurie is a veteran in the financial world and we are confident that her experience and skill set make her a valuable asset to our board,” said Thomas K. Sittema, CEO and chairman of the board for Corporate Capital Trust. “We are excited to gain her professional perspective and oversight, especially as Corporate Capital Trust continues with its plans to pursue a potential listing of its shares on a national securities exchange.”

Hodrick holds a doctorate in economics from Stanford University and a bachelor’s degree in economics from Duke University.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC, affiliates of CNL Financial Group and KKR & Co. L.P. (“KKR”), respectively, and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR's investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at KKR.com and on Twitter @KKR_Co.

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s preliminary proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on April 5, 2017 (the “transactions”).  In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the other materials to be filed with SEC.

Forward-Looking Statements

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended Dec. 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC